Exhibit 3.2

Execution Version

FRANKLIN BSP REAL ESTATE DEBT BDC

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

FRANKLIN BSP REAL ESTATE DEBT BDC

This SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of June 12, 2024, by the Trustees hereunder.

WHEREAS, this Trust has been formed to carry on the business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, this Declaration amends and restates in its entirety that certain Second Amended and Restated Declaration of Trust, dated as of June 7, 2024 (the “Second Amended and Restated Declaration”), which amended and restated that certain Amended and Restated Declaration of Trust, dated as of April 8, 2024, which amended and restated that certain Declaration of Trust, dated as of March 11, 2024;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Statute and that this Declaration and the By-Laws shall constitute the governing instruments of such statutory trust.

NOW, THEREFORE, the Trustees hereby (i) declare that they will hold all cash, securities, and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions and (ii) amend and restate the Second Amended and Restated Declaration in its entirety.

ARTICLE I

The Trust

Section 1.1 Name. This Trust shall be known as the “Franklin BSP Real Estate Debt BDC,” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon approval by the Trustees of such change and the filing and effectiveness of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Statute (as defined below). Any such action shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

Section 1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a business development company within the meaning of the 1940 Act (as defined below). In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as a partnership, association, corporation or REIT or being disregarded for tax purposes as an entity separate from its owners under the Code. The Trust intends to elect to be treated as a REIT, as of its first taxable year, for federal, and applicable state and local, income tax purposes, and has the right to change such election at any time subject to any restrictions set forth in this Declaration.

Section 1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person”, “Commission”, “Interested Person” and “Principal Underwriter” shall have the meanings given to them in the 1940 Act.

“Actual Owner” means a Person that is required to include in such Person’s gross income the dividends or other distributions received on such Shares.

“Adviser” shall mean Benefit Street Partners L.L.C. or an affiliated successor in interest thereto. If the Adviser no longer serves as the investment adviser to the Trust, the rights of the Adviser in this Declaration will become the rights of the Trustees.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Aggregate Share Ownership Limit” means 9.9 percent (in value or number of shares, whichever is more restrictive) of the aggregate of the outstanding Shares of all classes or series, or such other percentage determined by the Board of Trustees in accordance with Section 14.1(i).

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Board of Trustees” shall mean the Trustees collectively.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“Capital Commitment” shall mean each investor’s commitment to contribute capital to the Trust in exchange for Shares pursuant to a subscription agreement with the Trust.

“Charitable Beneficiary” means one or more beneficiaries of the Charitable Trust as determined pursuant to Section 14.2(g).

“Charitable Trust” means any trust provided for in Section 14.2(a).

“Charitable Trustee” means the Person that is not an Affiliate of the Trust or an Affiliate of any Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.

“Closing” shall have the meaning set forth in Section 7.1(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Commitment Period” shall have the meaning set forth in Section 7.1(c).

“Common Shares” means common shares of beneficial interest, $0.001 par value per Share, of the Trust.

“Common Share Ownership Limit” means 9.9 percent (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of Trustees in accordance with Section 14.1(i).

“Constructive Ownership” means ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.

“Declaration” shall mean this Third Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Delaware Statutory Trust Statute” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time.

“Disinterested Non-Party Trustees” shall have the meaning set forth in Section 5.2(b).

“Drawdown Purchase” shall have the meaning set forth in Section 7.1(a).

“Excepted Holder” means a Person for whom an exemption is granted and/or an Excepted Holder Limit is created by the Board of Trustees pursuant to Section 14.1(h).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 14.1(h) and subject to adjustment pursuant to Section 14.1(i), the percentage limit established by the Board of Trustees pursuant to Section 14.1(h).

“Initial Closing” shall have the meaning set forth in Section 7.1(a).

“Initial Date” means the first date on which Shares are beneficially owned by at least 100 Persons.

“Market Price” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the NAV of Shares, as determined by the Board of Trustees in accordance with the Valuation Policy.

“NAV” means net asset value determined in accordance with the valuation guidelines that have been approved by the Board of Trustees.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Article XIV, would Beneficially Own or Constructively Own Shares in violation of Article XIV, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a real estate investment trust within the meaning of Sections 856-859 of the Code.

“REIT Election” shall have the meaning set forth in Section 12.3.

“Restriction Termination Date” means the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Side Letter” shall have the meaning set forth in Section 13.5.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares shall also mean any preferred shares or preferred units of beneficial interest that may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership of Shares or the right to vote (other than solely by revocable proxy) or receive dividends or other distributions on Shares, or any agreement to take any such actions or cause any such events, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons that causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transfers,” “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean the trust governed by this Declaration and the By-Laws, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

“Valuation Policy” means the valuation guidelines that have been approved by the Board of Trustees.

ARTICLE II

Board of Trustees

Section 2.1 Number and Qualification. As of the date hereof, the Trustees shall be the signatories hereto and the number of Trustees shall be the number of persons so signing until changed by the Trustees. Thereafter, the number of Trustees shall be determined by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than fifteen; provided further that a majority of the Trustees at any time shall be persons that are not “interested persons” as defined in the 1940 Act. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

Section 2.2 Term and Election. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

Section 2.3 Resignation and Removal . Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) and by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws, the Chairman or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of the Trustees as provided in Section 2.6.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of the members as provided in Section 2.6.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.6 Trustee Action by Written Consent. Any action that may be taken by Trustees by vote may be taken without a meeting if the number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee at which all of the Trustees are present and voted consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 2.7 Officers. The Trustees shall elect a Chief Executive Officer, a Secretary and a Chief Financial Officer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the Chief Executive Officer, Secretary and Chief Financial Officer may, but need not, be a Trustee. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

Section 2.8 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 2.9 General Powers. The Board of Trustees, on behalf of the Trust, without any action by the Shareholders and without limitation, shall have the power: to adopt, amend and repeal the Bylaws, which may contain any provisions not inconsistent with the Act, the Certificate or the Declaration of Trust; to elect or appoint officers or other agents of the Trust in the manner provided in the Bylaws; to solicit proxies from Shareholders; to authorize the issuance of Shares in one or more classes and series; authorize the declaration and payment of distributions; to cause the Trust to elect to qualify as a REIT and take such actions as may be necessary or appropriate to maintain such qualification; to cause the Trust to cease to qualify, or attempt to qualify, as a REIT; to determine that compliance with any restriction or limitation on ownership or transfer of Shares set forth in Article XIV of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; and to do any other act and authorize the Trust to do any other act or enter into any agreement or other document necessary or appropriate to exercise the powers or effectuate the purposes of the Trust.

ARTICLE III

Powers and Duties of Trustees

Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court. Except as required by federal law including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust or any series or class or any Shareholder.

Section 3.2 Investments. Unless otherwise determined by the Board of Trustees, the investment objective of the Trust will be to generate current income by targeting investments with favorable risk-adjusted returns. The Trustees shall have power with respect to the Trust to manage, conduct, operate and carry on the business of a business development company, including to vary any investment of the Trust.

Section 3.3 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust.

Section 3.5 Borrow Money or Utilize Leverage. The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements, Capital Commitments, and the Shareholders’ obligations to make capital contributions thereunder and hereunder, to satisfy their Capital Commitments, subject to the terms hereof and thereof, and (ii) any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all capital contributions shall be payable to the account of the Trust designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 3.5 shall apply to its agents and its successors and permitted assigns.

Section 3.6 Delegation by Trustees. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration to the authorized agents of the Trustees or any other Person to whom any power or authority has or may be delegated pursuant to any specific provision of this Declaration, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration to any Person, subject only to any limitations under federal law including the 1940 Act.

Section 3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.8 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

Section 3.9 Miscellaneous Powers. Without limiting the general or further powers of the Trustees, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

Section 3.10 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.11 Sole Discretion; Good Faith; Corporate Opportunities of Adviser.

(a) Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b) Unless expressly provided otherwise herein or in the Trust’s offering document (as may be amended from time to time), the Adviser and any Affiliated Person of the Adviser may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Adviser shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Adviser pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

ARTICLE IV

Fees and Expenses; Advisory, Management and Distribution Arrangements

Section 4.1 Expenses.

(a) The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses that in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

(b) The Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to, fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions.

Section 4.2 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

Section 4.3 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party as its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Trust.

Section 4.4 Parties to Contract. Any contract of the character described in Sections 4.2 and 4.3 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.2 and 4.3 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

ARTICLE V

Limitations of Liability and Indemnification

Section 5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 5.2 Mandatory Indemnification.

(a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee, officer or employee of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that the indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right that any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

Section 5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 5.5 Reliance on Experts, etc. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as a Chairman of the Board of Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

ARTICLE VI

Shares of Beneficial Interest

Section 6.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of shares of beneficial interest, par value $0.001 per share. Such Shares of beneficial interest may be issued in different classes and/or series of beneficial interests. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 6.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Trustees when creating the Shares, as in preferred shares). Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any class or series.

Section 6.4 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a general partnership, limited partnership, joint stock association or any form of legal relationship other than a Delaware statutory trust.

Section 6.5 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 6.6 Register of Shares. A register shall be kept at the offices of the Trust, or any transfer agent duly appointed by the Trustees under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein provided, until he or she has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 6.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 6.8 [Reserved].

Section 6.9 Notices. Subject to the 1940 Act, notices and all other communications to Shareholders shall be in writing and delivered personally, or sent by electronic transmission to an electronic mail address provided by the Shareholder or mailed to the Shareholders at their addresses appearing on the books of the Trust or given by a document publicly filed by the with Securities and Exchange Commission or given as otherwise provided herein. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed, notice by electronic transmission shall be deemed given at the time when sent, and notice by a document publicly filed by with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 6.10 Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Statute); (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and (iii) the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.10, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder agrees that any claim that affects all Shareholders of the Trust or any series or class equally, that is, proportionately based on their number of Shares in the Trust or in such series of class, must be brought as a derivative claim subject to this Section 6.10 irrespective of whether such claim involves a violation of the Shareholder’s rights under this Declaration or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim. Sections 6.10(a), 6.10(b)(iii) and this Section 6.10(c) shall not apply to any claims asserted under U.S. federal securities laws, including, without limitation, the 1940 Act.

ARTICLE VII

Capital Calls

Section 7.1 Capital Commitment; Drawdowns; Defaulting Shareholders. (a) The initial closing (the “Initial Closing”) will occur as soon as reasonably practicable. Subsequent closings (each, a “Closing”) may occur at the beginning of any calendar quarter (or such other times as may be determined by the Adviser in its discretion). Prior to the Initial Closing, unless otherwise determined by the Trustees, prospective Shareholders will make a commitment to purchase Shares (“Capital Commitment”) pursuant to a subscription agreement entered into with the Trust, pursuant to which Shareholders agree to contribute capital to the Trust in exchange for Shares. With respect to any subscription agreement that requires an investor to fund capital contributions to purchase Shares over a period of time (each a “Drawdown Purchase”), such capital contributions will be due upon no fewer than 5 business days after the date on which the Trust delivers a drawdown notice, although the Adviser may, in its sole discretion, shorten such time period. Drawdown Purchases will generally be made pro rata, in accordance with unfunded Capital Commitments of all investors, unless otherwise determined by the Adviser (including as the Adviser determines necessary or desirable in order to comply with any applicable legal, regulatory, tax or similar regimes). Otherwise, capital contributions will be due on the date of such subscription agreement.

(b) In the event that the Trust enters into a subscription agreement with one or more investors after the initial Drawdown Purchase in which the proceeds are used to make investments, unless otherwise determined by the Trustees, each such investor will be required to, make a purchase of Shares on a date to be determined by the Trust that occurs no later than the next succeeding Drawdown Purchase date so that Drawdown Purchases are pro rata in accordance with the unfunded Capital Commitments of all investors, unless otherwise determined by the Adviser (including as the Adviser determines necessary or desirable in order to comply with any applicable legal, regulatory, tax or similar regimes).

(c) Each Shareholder will be released from any obligation to purchase additional Shares on the earlier of (i) the date that such Shareholder’s Capital Commitment is fully called; and (ii) the 18-month anniversary of the Initial Closing (such period, the “Investment Period”), except to the extent necessary to preserve or enhance the value of any of the Trust’s existing investments, as determined by the Adviser.

(d) Unless otherwise agreed by the Trustees or the Adviser with a Shareholder, if a Shareholder fails to fund a capital contribution in respect of its Capital Commitment when due after a 10-business-day cure period the Trust may determine such Shareholder to be a defaulting Shareholder. A defaulting Shareholder will forfeit its right to participate in future capital calls and 50% of its Shares will be transferred to the non-defaulting Shareholders on a pro rata basis. In addition, the Adviser may, in its discretion and subject to applicable law, take any actions available under this Declaration or at law or in equity. Without limitation on the rights the Trust may have against the defaulting Shareholder, the Trust may call for additional capital contributions from non-defaulting Shareholders to make up any shortfall. The non-defaulting Shareholders could therefore be required to fund any shortfall up to their remaining Capital Commitments.

(e) The provisions of the applicable subscription agreements pertaining to Capital Commitments shall be deemed to be incorporated by reference into this Declaration.

ARTICLE VIII

Custodians

Section 8.1 Appointment and Duties. The Trustees may employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

(i) to hold the securities owned by the Trust and deliver the same upon written order;

(ii) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii) to disburse such funds upon orders or vouchers;

(iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(v) if authorized by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 8.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE IX

Redemption

Section 9.1 Redemptions. Holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.

Section 9.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 9.3 Redemption by Trust. Each Share is subject to redemption (out of the assets of the Trust) by the Trust at the redemption price equal to the then current net asset value per Share of the Trust determined in accordance with Section 10.1 at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

ARTICLE X

Net Asset Value and Distributions

Section 10.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees.

Section 10.2 Distributions to Shareholders.

(a) The Board of Trustees may from time to time authorize or cause the Trust to pay such dividends or other distributions to the Shareholders of any or all classes or series of Shares, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees shall determine, and the amount of such dividends or other distributions may vary between the classes or series of Shares. The Board of Trustees shall endeavor to cause the Trust to declare and pay such dividends and other distributions as shall be necessary for the Trust to qualify under the Code as a REIT; however, Shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board of Trustees and declared by the Trust. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such amounts as the Board of Trustees may from time to time reserve for any Trust purpose, and the Board of Trustees may modify or abolish any such reserve. Each dividend or other distribution pursuant to this Section 10.2 to the Shareholders of a particular class or series of Shares shall be made ratably according to the number of Shares of such class or series held by each Shareholder on the applicable record date thereof, provided that no dividend or other distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board of Trustees and declared by the Trust, and then only at the time and in the amount and form authorized by the Board of Trustees. Any action by the Board of Trustees to cause the Trust to declare or pay any dividend or other distribution shall be conclusive evidence of the authorization by the Board of Trustees of such distribution. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 10.2 shall be subject to the terms of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. The Trustees may cause the Trust to enter into a distribution reinvestment program with terms and conditions as agreed to by the Trustees from time to time.

(b) If the Board of Trustees determines that consent dividends (within the meaning of Section 565 of the Code) with respect to a taxable year are necessary or appropriate to ensure or maintain the qualification of the Trust as a REIT for U.S. federal income tax purposes; to avoid the imposition of any U.S. federal income or excise tax; or for any other reason, the Board of Trustees may require the holders of Shares and any other Persons to take any and all actions necessary or appropriate under the Code, any regulations promulgated thereunder, any court decision or any administrative interpretations of the U.S. Department of Treasury (including any U.S. Internal Revenue Service forms or other forms) to declare consent dividends sufficient to maintain REIT qualification and avoid U.S. federal income or excise tax or otherwise.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 10.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article X, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, as amended, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE XI

Shareholders

Section 11.1 Meetings of Shareholders. A special meeting of the Shareholders may be called at any time by a majority of the Trustees or the Chief Executive Officer and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than thirty-three and one-third percent (33 1/3%) of the outstanding Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of Shareholders for the purpose of electing Trustees or removing the Adviser, written request of Shareholders of the Trust holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter shall be required to elect a Trustee or to remove the Adviser. For a special Shareholder meeting to be called for a proper purpose (as used in the preceding sentence), it is not a requirement that such purpose relate to a matter on which Shareholders are entitled to vote, provided that if such meeting is called for a purpose for which Shareholders are not entitled to vote, no vote will be taken at such meeting. Any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

Section 11.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Statute in the absence of a contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all of the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all of the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees. Except as provided in Section 11.1, Trustees shall be elected by a plurality of votes.

Section 11.3 Record Date; Notice of Meeting; Postponement and Adjournment. The Trustees may fix in advance a date up to one hundred and twenty (120) days (or such other number of days as the Board of Trustees shall determine) before the date of any Shareholders’ meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at least 10 days and not more than 90 days (or such longer period as the Trustees may determine) before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Prior to the date upon which any meeting of Shareholders is to be held, the

Board of Trustees may postpone such meeting one or more times for any reason and for such period of time as the Board of Trustees shall determine by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Sections 6.9 and 11.8 and this Section 11.3. Any Shareholders’ meeting may be adjourned by the chairman of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairman of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting unless the adjourned meeting is not held within 120 days (or such longer period as the Trustees may determine) after the record date. Any adjourned meeting may be held at such time and place as determined by the chairman of the meeting if such time and place are announced at the meeting at which the adjournment is taken or otherwise by the Board of Trustees. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 11.4 Quorum and Required Vote.

(a) Unless otherwise required by the 1940 Act, the holders of one third of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

Section 11.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he or she may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 11.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Section 11.7 Inspection of Records. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees or the officers of the Trust may from time to time determine, except as otherwise required by law.

Section 11.8 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, to the fullest extent permitted by law, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Statute), including via the internet, by a document publicly filed with the Securities and Exchange Commission or in any other manner permitted by applicable law.

Section 11.9 Shareholder Action by Written Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without a prior notice and without a vote if the consent setting forth the action to be taken is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted.

Section 11.10 Meetings by Remote Communication. The Trustees may provide for meetings by remote communication as provided in the By-Laws or as otherwise determined by the Trustees.

ARTICLE XII

Duration; Amendment; Mergers, Etc.

Section 12.1 Duration.

(a) The term of the Trust shall be the Investment Period plus 4 years from the expiration of the Investment Period, unless the Trust is sooner dissolved.

(b) The Trust may be dissolved at any time upon affirmative vote by a majority of the Trustees. Shareholders of the Trust shall not be entitled to vote on the dissolution or plan of liquidation of the Trust under this Article XI except to the extent required by the 1940 Act.

(c) Upon dissolution of the Trust, the Board of Trustees shall cause the Trust to liquidate and wind-up in a manner consistent with Section 3808 of the Statutory Trust Act, including the distribution to the Shareholders of any assets of the Trust. Upon dissolution and the completion of the winding up of the affairs of the Trust, the Trust shall be termination by the executing and filing with the Secretary of State of the State of Delaware by one or more Trustees of a certificate of cancellation of the certificate of trust of the Trust.

Section 12.2 Amendment Procedure.

(a) The Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration. Shareholders shall only have the right to vote: (i) on any amendment to this Section 12.2(a), (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees.

(b) Notwithstanding anything to the contrary in this Declaration, the Trustees may, without the approval or vote of the Shareholders, amend or supplement this Declaration in any manner, including, without limitation to classify the Board of Trustees, to permit annual meetings of Shareholders, to impose advance notice provisions for the bringing of Shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to Shareholders.

(c) An amendment duly adopted by the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be.

Section 12.3 Tax Matters. If the Trust elects to qualify for federal income tax treatment as a REIT, the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on Share ownership and transfers set forth in Article VIII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article XIV.

(a) Each Shareholder hereby authorizes the Trust to withhold and to pay over any taxes payable by the Trust or any of its affiliates as a result of such Shareholder’s participation in the Trust; if and to the extent that the Trust shall be required to withhold or pay any such taxes, or if any such taxes are withheld from amounts payable to the Trust or any of its affiliates, such Shareholder shall be deemed for all purposes of this Agreement to have received a payment from the Trust as of the time such withholding or other tax is required to be withheld or paid, which payment shall be deemed to be a distribution to such Shareholder, provided that if the Board of Trustees reasonably determines that such Shareholder would not be expected to receive any future distributions in the amount of such withholding or payment, such Shareholder shall pay to the Trust the amount by which such withholding or payment exceeds such expected future distributions. For so long as the Trust is not treated as a corporation for U.S. federal income tax purposes, to the fullest extent permitted by law, each Shareholder hereby agrees to indemnify and hold harmless the Trust, the Trustees and other Shareholders from and against any liability for taxes, penalties, additions to tax or interest with respect to income attributable to or distributions or other payments to such Shareholder. The obligations of a Shareholder set forth in this Section 12.3(b) shall survive the withdrawal of a Shareholder from the Trust or any transfer of a Shareholder’s Shares, and any other event that causes a Shareholder to cease to be a Shareholder of the Trust.

Section 12.4 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 12.5 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act or if such transaction is reasonably anticipated to result in a material dilution of the net asset value per Share of the Trust, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation the governing documents of which shall have such terms as the Trustees determine in their sole discretion) and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance) that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time, sell or convert into money all or any part of the assets of the Trust. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by any Trustee or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 12.5 may affect any amendment to the Declaration or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts, limited liability companies, limited partnerships or other entities or associations to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial or ownership interests in any such newly created trust or trusts, limited liability companies, limited partnerships or other entities or associations, or any series or classes thereof.

ARTICLE XIII

Miscellaneous

Section 13.1 Power of Attorney. By execution of a counterpart to this Declaration or execution of a subscription agreement with the Trust, each Shareholder agrees to be bound by the terms of this Declaration and hereby appoints the Trustees and each officer of the Trust (and any substitute or successor Trustees or any substitute or successor officer of the Trust) (and, if appointed, any liquidator of the Trust), each acting individually, as the true and lawful representative and attorney-in-fact of such Shareholder, in such Shareholder’s name, place and stead:

(a) to complete or correct, on behalf of such Shareholder, all documents to be executed by such Shareholder in connection with such Shareholder’s subscription for Shares or other securities in, and admission to, the Trust, including, without limitation, filling in or amending amounts, dates, and other pertinent information; and

(b) to make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the termination and winding up of the Trust; (ii) any instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Trust, or required by any applicable federal, state or local law; (iii) any counterparts of this Declaration to be entered into pursuant to any agreements to which such Shareholder is a signatory; (iv) any duly adopted amendment to and/or restatement of this Declaration; and (v) all other filings with agencies of the Federal government, or any state or local government, or of any other jurisdiction, which any Trustee considers necessary or desirable to carry out the purposes of this Declaration, and the business of the Trust created hereunder.

The power of attorney granted by each Shareholder pursuant to this Section 13.1 is coupled with an interest, is irrevocable, shall survive the transfer of the whole or any part of a Shareholder’s interest in the Trust (and shall be binding on the transferee thereof) and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetence, termination, bankruptcy, insolvency or dissolution of such Shareholder.

Section 13.2 Filing.

(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or duly authorized officer stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a duly authorized officer and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b) The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Statute.

Section 13.3 Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Statute and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Statute) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Statute, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 13.4 Exclusive Delaware Jurisdiction. Each Trustee, each officer and, except as otherwise agreed in writing by the Trust, the Adviser and/or affiliates of the Adviser, each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Statute, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the

Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Section 13.5 Other Agreements. Consistent with applicable law (including the 1940 Act), the Trust, the Adviser and/or affiliates of the Adviser may negotiate agreements (“Side Letters”) with certain Shareholders that will result in different investment terms than the terms applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration or disclosure contained in any offering document of the Shares. As a result of such Side Letters, certain Shareholders may receive additional benefits which other Shareholders will not receive. Unless agreed otherwise in the Side Letter, in general, the Trust, the Adviser and affiliates of the Adviser will not be required to notify any or all of the other Shareholders of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Trust, the Adviser or affiliates of the Adviser be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. The Trust, the Adviser and/or affiliates of the Adviser may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. The other Shareholders will have no recourse against the Trust, the Trustees, the Adviser and/or any of their affiliates in the event certain investors receive additional and/or different rights and/or terms as a result of Side Letters. Any such exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of this Declaration (including with respect to amendments to this Declaration) or any applicable subscription agreements. For the avoidance of doubt, no contractual arrangement established between a Shareholder and the Adviser or one of its affiliates pursuant to a broader strategic relationship between such Shareholder and the Adviser or one of its affiliates shall be considered a Side Letter.

Section 13.6 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 13.7 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 13.8 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

ARTICLE XIV

Restrictions on Ownership and Transfer of Shares

Section 14.1 Shares.

(a) Basic Restrictions.

(A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit applicable to such Excepted Holder.

(B) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C) Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 14.1(a)(A) or (B), then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 14.1(a)(A) or (B) (rounded up to the nearest whole Share) shall be automatically transferred to a Charitable Trust for the exclusive benefit of a Charitable Beneficiary, as described in Section 14.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares. If the transfer to the Charitable Trust described in this Section 14.1(b) would not be effective for any reason to prevent the violation of Section 14.1(a)(A) or (B), or would not prevent the Trust from failing to qualify as a REIT, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 14.1(a)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 14.1(b), a violation of any provision of this Article XIV would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 shareholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article XIV.

(c) Remedies for Breach. If the Board of Trustees or its designee (including any duly authorized committee of the Board of Trustees) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 14.1(a) or (b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares that would result in a violation of Section 14.1(a) or (b) (whether or not such violation is intended), the Board of Trustees or its designee shall take or cause to be taken such action as it deems necessary or advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 14.1(a) or (b) shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or its designee.

(d) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 14.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 14.1(b), shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s qualification as a REIT.

(e) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder or as otherwise required by the Board of Trustees) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such shares are held; provided, that a Shareholder of record who holds outstanding Shares as nominee for an Actual Owner, shall give written notice to the Trust stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the Shareholder of record is nominee. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s qualification as a REIT and to ensure compliance with this Article XIV; and

(ii) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(f) Remedies Not Limited. Subject to Section 2.9, nothing contained in this Section 14.1 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders in preserving the Trust’s qualification as a REIT.

(g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 14.1, Section 14.2 or any definition contained in Article I, the Board of Trustees shall have the power to determine the application of the provisions of this Section 14.1 or Section 14.2 with respect to any situation based on the facts known to it. In the event Section 14.1 or Section 14.2 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 14.1 or Section 14.2. Absent a decision to the contrary by the Board of Trustees (which the Board of Trustees makes in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 14.1(c)) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 14.1(a) or (b), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of Shares held by each such Person.

(h) Exceptions.

(i) Subject to Section 14.1(a)(B), the Board of Trustees may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit or the Common Share Ownership Limit, or both, and may establish or increase an Excepted Holder Limit for such Person if

(A) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary for the Board of Trustees to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 14.1(a)(B);

(B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

(C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 14.1(a)through 14.(g)) will result in the Shares being automatically transferred to a Charitable Trust in accordance with Sections 14.1(b) and 14.2.

(ii) Prior to granting any exception pursuant to Section 14.1(h)(i), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii) Subject to Section 14.1(a)(B), an underwriter, placement agent or an initial purchaser which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit or the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, (2) unless the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder provide otherwise, at any time after the Excepted Holder no longer Beneficially Owns or Constructively Owns Shares in excess of the Aggregate Share Ownership Limit or the Common Share Ownership Limit or (3) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Share Ownership Limit.

(i) Increase or Decrease in Aggregate Share Ownership Limit or the Common Share Ownership Limit. The Board of Trustees may from time to time increase or decrease the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit for one or more Persons and increase or decrease the Aggregate Share Ownership Limit and/or the Common Share Ownership Limit for all other Persons. No decreased Aggregate Share Ownership Limit or Common Share Ownership Limit will be effective for any Person whose percentage of ownership of Shares is in excess of such decreased Aggregate Share Ownership Limit or Common Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Shares equals or falls below the decreased Aggregate Share Ownership Limit or Common Share Ownership Limit, as applicable; provided, however, that any further acquisition of Shares by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 14.1(h)(i) or an Excepted Holder) in excess of the Shares owned by such person on the date the decreased Aggregate Share Ownership Limit or Common Share Ownership Limit became effective will be in violation of the Aggregate Share Ownership Limit or Common Share Ownership Limit. No increase of the Aggregate Share Ownership Limit or Common Share Ownership Limit may be approved if the new Aggregate Share Ownership Limit or Common Share Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Shares or otherwise cause the Trust to fail to qualify as a REIT. Prior to increasing or decreasing the Aggregate Share Ownership Limit or Common Share Ownership Limit pursuant to this Section 14.1(i), the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements, in form and substance satisfactory to the Board of Trustees, as it may deem necessary or advisable in order to determine or ensure the Trust’s qualification as a REIT.

(j) Legend. Each certificate or notice in lieu of any certificate, if any, for Shares shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that the Trust will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.

Section 14.2 Transfer of Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 14.1(a) and (b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 14.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person that is not an Affiliate of the Trust or an Affiliate of any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 14.2(g).

(b) Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

(c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIV, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its Share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

(d) Rights Upon Dissolution. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of, the Trust in accordance with Section 14.2(e).

(e) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 14.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 14.2(e). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Charitable Trust did not involve a purchase of such Shares at Market Price, the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per Share received by the Charitable Trustee (net of any commissions and other expenses) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 14.2(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner and any other amounts received by the Charitable Trustee with respect to such Shares shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 14.2(e), such excess shall be paid to the Charitable Trustee upon demand for payment to the Charitable Beneficiary.

(f) Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, if the event that resulted in the Transfer to the Charitable Trust did not involve a purchase of such Shares at Market Price, the Market Price of such shares on the day of the event that resulted in the Transfer of such shares to the Charitable Trust) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 14.2(c). The Trust may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 14.2(e). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any other amounts held by the Charitable Trustee with respect to such Shares to the Charitable Beneficiary.

(g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 14.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Charitable Trustee before the automatic transfer provided for in Sections 14.1(a) and (b) shall make such transfer ineffective, provided that the Trust thereafter makes such designation and appointment.

(h) Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIV.

(i) Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

(j) Severability. If any provision of this Article XIV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ Richard Byrne
Richard Byrne, as Trustee and Chairperson

/s/ Lee Hillman
Lee Hillman, as Trustee

/s/ Leslie D. Michelson
Leslie D. Michelson, as Trustee

[Signature Page – 3rd A&R Declaration of Trust]